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                                                                    Exhibit (1a)
                 AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED
                    CIGNA FUNDS GROUP MASTER TRUST AGREEMENT


     AMENDMENT NO. 1 to the First Amended and Restated CIGNA Funds Group Master Trust Agreement dated as of March 1, 1996 (the "Trust Agreement"), made at Springfield, Massachusetts this 28th day of October, 1996, by the Trustees hereunder.

                              W I T N E S S E T H:

     WHEREAS the Trustees of CIGNA Funds Group (the "Trust") desire to amend the Trust Agreement to change the address of the principal office of the Trust.

     NOW, THEREFORE, the Trustees hereby amend the Trust Agreement by deleting
Section 1.2 of Article I entitled "Principal Office." in its entirety and by
                                   ----------------
replacing it with the following:

          Section 1.2  Principal Office.  The principal office of the Trust
                       ----------------
     shall be located at 950 Winter Street, Waltham, Massachusetts 02154 or at such other location as the Trustees may from time to time determine. In the event that the Trust changes the address of its principal office, the Trustees shall notify in the appropriate manner the Secretary of The Commonwealth of Massachusetts and the Clerk of the city where the Trust is to be located, as well as any other governmental office where such filing may from time to time be required.

     The undersigned hereby certify that this Amendment has been duly adopted in accordance with the provisions of the Trust Agreement.

     IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust hereunto have set their hands and seals in the City of Springfield, The Commonwealth of Massachusetts, for themselves and their assigns, on the day and year first above written.


Senior Managing Director
CIGNA Investments, Inc.
S-306
900 Cottage Grove Road
Hartford, CT 06152-2306                    /s/  R. Bruce Albro
                                           -------------------------------------
                                                           R. Bruce Albro



44 Brook Hills Circle
White Plains, NY 10605                     /s/  Hugh R. Beath
                                           -------------------------------------
                                                           Hugh R. Beath
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Vice President
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, CT 06002                       /s/  Russell H. Jones
                                           -------------------------------------
                                                           Russell H. Jones


Executive Vice President and
 Chief Financial Officer
Friendly Ice Cream Corporation
1855 Boston Road
Wilbraham, MA 01095                        /s/  Paul J. McDonald
                                           -------------------------------------
                                                           Paul J. McDonald


President
CIGNA Investments, Inc.
S-211
900 Cottage Grove Road
Hartford, CT 06152-2211                    /s/  Arthur C. Reeds, III
                                           -------------------------------------
                                                           Arthur C. Reeds, III



THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield


     Then personally appeared the within-named R. Bruce Albro, Hugh R. Beath, Russell H. Jones, Paul J. McDonald and Arthur C. Reeds, III who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 28th day of October, 1996.



                                           /s/  Geoffrey R.T. Kenyon, Esq.
                                           -------------------------------------
                                           Notary Public

                                           [NOTARIAL SEAL APPEARS HERE]

                                           My commission expires: 4/14/2000
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